Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS, INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077


For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990


FOR IMMEDIATE RELEASE

               Transaction Systems Architects Reports Fiscal 2004
                      Fourth Quarter and Full Year Results

Highlights -
 o Revenue of $69.7 million and earnings per diluted share of $.26 for the fourth quarter
 o Operating income of $12.3 million; operating margin of 17.6 percent
 o Twelve-month revenue backlog of $229.6 million
 o Operating cash flow of $12.7 million; cash balance of $169.6 million
 o Twenty-one new customers signed during the quarter
 o Revenue of $292.8 million and earnings per diluted share of $1.23 for fiscal year 2004, which includes a net one-time tax benefit of $.28 per diluted share in Q3 of fiscal year 2004
 o Operating income of $54.8 million; operating margin of 18.7 percent for fiscal year 2004
 o Initiating revenue guidance range of $279 to $308 million and earnings per diluted share guidance range of $.79 to $.94 for fiscal 2005

(OMAHA, Neb. -- October 26, 2004) -- Transaction Systems Architects, Inc. (Nasdaq: TSAI), a leading global provider of enterprise e-payments software, announced today that revenue for the fourth quarter ended September 30, 2004 was $69.7 million, a decrease of 2.9 percent from the same quarter last year. Net income for the quarter was $10.0 million, or $.26 per diluted share, compared to net income of $9.1 million, or $.25 per diluted share for the same period last year, an increase of 9.8 percent and 4.0 percent, respectively.

For the fourth quarter of fiscal 2004, revenue was comprised of software license fees of $36.2 million, maintenance fees of $21.7 million and services fees of $11.8 million. The Company's recurring revenue was $43.6 million, or 63 percent of total revenue, and non-recurring revenue was $26.1 million, or 37 percent of total revenue. Recurring revenue consisted of monthly license fees of $19.6 million, maintenance fees of $21.7 million and facilities management fees of $2.3 million.

Operating income for the quarter was $12.3 million, with an operating margin of
17.6 percent, compared to operating income of $11.9 million, with an operating margin of 16.5 percent, in the fourth quarter of fiscal 2003. Operating cash flow was $12.7 million compared to operating cash flow of $11.9 million in the fourth quarter of fiscal 2003, an increase of 6.7 percent. The cash balance as of September 30, 2004 was $169.6 million.

During the quarter, the Company added twenty-one new customers while maintaining a worldwide presence of 76 countries. ACI Worldwide, the Company's largest business unit, added ten new customers during the quarter. Solutions licensed included BASE24(R), BASE24-es(TM), ACI Proactive Risk Manager(TM), WINPAY24(TM), and ACI e-Courier(TM). ACI Worldwide also licensed capacity upgrades to 19 customers and licensed new applications to 17 existing customers during the fourth quarter.

Insession Technologies, the Company's e-infrastructure business unit, added 11 new customers and licensed 11 new applications to existing customers during the quarter. IntraNet, the Company's corporate banking software provider, licensed five add-on modules and signed 30 service contracts with its existing customers during the quarter.

The Company completed the fourth quarter of fiscal 2004 with $229.6 million in backlog. Included in backlog are all software license fees, maintenance fees and services specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within the next twelve months. Recurring backlog includes monthly license fees, maintenance fees and facilities management fees and amounted to $168.1 million. Non-recurring backlog includes other software license fees and services and amounted to $61.5 million.

For the fiscal year ended September 30, 2004, the Company's revenue was $292.8 million, compared to $277.3 million for fiscal 2003, an increase of 5.6 percent. Operating income in fiscal 2004 was $54.8 million, with an operating margin of
18.7 percent, compared to $35.3 million, with an operating margin of 12.7 percent, in fiscal 2003.

Net income for the year ended September 30, 2004 was $46.7 million, or $1.23 per diluted share, compared to $14.3 million, or $.40 per diluted share, for fiscal 2003, an increase of 226 percent and 208 percent, respectively. The net income results for fiscal 2004 include a net one-time tax benefit of $10.6 million, or $.28 per diluted share, in the third quarter. This net one-time tax benefit is attributed primarily to certain tax restructurings and associated tax elections related to the Company's MessagingDirect Ltd. subsidiaries.

"We are pleased with our fiscal 2004 results, as we have made significant progress during the year in a number of key areas," said Gregory D. Derkacht, President and CEO. "We will continue to invest in our newer initiatives. We look for these initiatives to provide additional market opportunities in fiscal 2005. In addition, we continue to consider external growth opportunities that will leverage our key strengths."

The Company's revenue estimate for fiscal 2005 is $279 million to $308 million and its earnings per diluted share estimate for fiscal 2005 is $.79 to $.94.

The Company will provide further details regarding its financial performance for the fourth quarter of fiscal 2004 in its scheduled teleconference to be held Tuesday, October 26, 2004 at 4:00 pm CDT. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors. The webcast will be archived for ten days after the teleconference at this same web address.


About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,700 product systems in 76 countries on six continents.


Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include the Company's recurring and non-recurring backlog, the Company's revenue estimate and EPS estimate for fiscal 2005, and statements that the Company expects initiatives to provide market opportunities, and the Company will consider external growth opportunities that will leverage our key strengths.

The Company's actual results could differ materially from the results discussed in its forward-looking statements.

The Company operates in a rapidly changing technological and economic environment that presents numerous risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

   o The Company's backlog estimate is based on management's assessment of the customer contracts that exist as of the date the estimate is made. A number of factors could result in actual revenues being less than the amounts reflected in backlog. The Company's customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in their industries or geographic locations, or the Company may experience delays in the development or delivery of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within a twelve-month period.

   o The Company continues to evaluate the claims made in various lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results. The Company intends to defend these lawsuits vigorously, but cannot predict their outcomes and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose any of these lawsuits or if they were not settled on favorable terms, the judgment or settlement could have a material adverse effect on its financial condition, results of operations and cash flows.

         The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the claims were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and liabilities relating to these lawsuits, the Company's financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim. The Company's certificate of incorporation authorizes the use of indemnification agreements and the Company enters into such agreements with its directors and certain officers from time to time. These indemnification agreements typically provide for a broader scope of the Company's obligation to indemnify the directors and officers than set forth in the certificate of incorporation. The Company's contractual indemnification obligations under these agreements are in addition to the respective directors' and officers' rights under the certificate of incorporation or under Delaware law. However, the indemnification agreements typically eliminate the Company's obligation to pay a director or officer for any claims to the extent that he or she has previously received payment for such claims under any insurance policy, the certificate of incorporation or otherwise.

         Additional related suits against the Company may be commenced in the future. The Company will fully analyze such suits and intends to vigorously defend against them. There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business, financial condition and results of operations.

   o New accounting standards, revised interpretations or guidance regarding existing standards, or changes in the Company's business practices could result in future changes to the Company's revenue recognition or other accounting policies. These changes could have a material adverse effect on the Company's business, financial condition and results of operations.

   o The Company is subject to income taxes, as well as non-income based taxes, in the United States and in various foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and other tax liabilities. In addition, the Company has benefitted from, and expects to continue to benefit from, implemented tax-saving strategies. The Company believes that implemented tax-saving strategies comply with applicable tax law. However, taxing authorities could disagree with the Company's positions. If the taxing authorities are successful in challenging any of the Company's tax positions, the Company's financial condition and results of operations could be adversely affected.

         The Company's tax positions in its amended income tax returns filed for its 1999 through 2002 tax years are the subject of an ongoing examination by the Internal Revenue Service ("IRS"). The Company believes that its tax positions comply with applicable tax law. This examination may result in the IRS issuing proposed assessments that could adversely affect the Company's financial condition and results of operations.

         Two of the Company's foreign subsidiaries are the subject of a tax examination by the local taxing authority. Other foreign subsidiaries could face challenges from various foreign tax authorities. It is not certain that the local authorities will accept the Company's tax positions. The Company believes its tax positions comply with applicable tax law and it intends to defend its positions. However, differing positions on certain issues could be upheld by foreign tax authorities, which could adversely affect the Company's financial condition and results of operations.

   o No assurance can be given that operating results will not vary. Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry. The Company's stock price may also become volatile, in part, due to developments in the various lawsuits filed against the Company relating to its restatement of prior consolidated financial results.

   o The Company has historically derived a majority of its total revenues from international operations and anticipates continuing to do so, and is thereby subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

   o The Company's BASE24-es product is a significant new product for the Company. If the Company is unable to generate adequate sales of BASE24-es, if market acceptance of BASE24-es is delayed, or if the Company is unable to successfully deploy BASE24-es in production environments, the Company's business, financial condition and results of operations could be materially adversely affected.

   o Historically, a majority of the Company's total revenues resulted from licensing its BASE24 product line and providing related services and maintenance. Any reduction in demand for, or increase in competition with respect to, the BASE24 product line could have a material adverse effect on the Company's financial condition and results of operations.

   o The Company has historically derived a substantial portion of its revenues from licensing of software products that operate on HP NonStop servers. Prior to its merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor, which is expected to be completed by 2005. Any reduction in demand for the HP NonStop servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations. The Company has not determined whether consolidation of the high-end servers will materially affect the Company's business, financial condition or results of operations.

   o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

   o The Company may acquire new products and services or enhance existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies. Any acquisition or investment may be subject to a number of risks, including diversion of management time and resources, disruption of the Company's ongoing business, difficulties in integrating acquisitions, dilution to existing stockholders if the Company's common stock is issued in consideration for an acquisition or investment, the incurring or assuming of indebtedness or other liabilities in connection with an acquisition, and lack of familiarity with new markets, product lines and competition. The failure to manage acquisitions or investments, or successfully integrate acquisitions, could have a material adverse effect on the Company's business, financial condition and results of operations.

   o To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company's products, confidentiality agreements and procedures, and trade secret and copyright laws. Despite such efforts, the Company may not be able to adequately protect its proprietary rights, or the Company's competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary. This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States. Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

   o There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company's present and future products infringe their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements. A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, pay significant damages or even stop selling certain products. Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company's business.

   o The Company's software products are complex. They may contain undetected errors or failures when first introduced or as new versions are released. This may result in loss of, or delay in, market acceptance of the Company's products and a corresponding loss of sales or revenues. Customers depend upon the Company's products for mission-critical applications. Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company's business, financial condition and results of operations.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the SEC, including the Company's Form 10-K filed on December 23, 2003, the Company's Form 10-Q filed on February 17, 2004, the Company's Form 10-Q filed on May 17, 2004 and the Company's Form 10-Q filed on August 11, 2004.

                           FINANCIAL HIGHLIGHTS FOLLOW
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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 September 30,     September 30,
                                                     2004              2003
                                                 -------------     -------------
                                     ASSETS
Current assets:
  Cash and cash equivalents                        $ 169,632         $ 113,986
  Marketable securities                                    -             1,296
  Billed receivables, net                             44,487            42,225
  Accrued receivables                                 11,206             9,592
  Recoverable income taxes                            11,524            11,985
  Deferred income taxes, net                           1,529            10,316
  Other                                                6,901             5,104
                                                   ---------         ---------
    Total current assets                             245,279           194,504

Property and equipment, net                            8,251             9,405
Software, net                                          1,454             2,319
Goodwill                                              46,706            46,425
Deferred income taxes, net                            21,644             9,638
Other                                                  2,124             1,609
                                                   ---------         ---------
    Total assets                                   $ 325,458         $ 263,900
                                                   =========         =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of debt - financing agreements   $   7,027         $  15,493
  Accounts payable                                     6,974             6,965
  Accrued employee compensation                       13,354             9,822
  Deferred revenue                                    82,647            70,798
  Accrued and other liabilities                        9,890            10,342
                                                   ---------         ---------
    Total current liabilities                        119,892           113,420

Debt - financing agreements                            2,327             9,444
Deferred revenue                                      15,427            17,689
Other                                                    851               473
                                                   ---------         ---------
    Total liabilities                                138,497           141,026
                                                   ---------         ---------
Stockholders' equity:
  Class A Common Stock                                   196               188
  Treasury stock, at cost                            (35,258)          (35,258)
  Additional paid-in capital                         254,715           235,767
  Accumulated deficit                                (22,917)          (69,602)
  Accumulated other comprehensive loss, net           (9,775)           (8,221)
                                                   ---------         ---------
    Total stockholders' equity                       186,961           122,874
                                                   ---------         ---------
    Total liabilities and stockholders' equity     $ 325,458         $ 263,900
                                                   =========         =========

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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                     Three Months Ended            Year Ended
                                                        September 30,             September 30,
                                                    --------------------      --------------------
                                                      2004        2003          2004        2003
                                                    --------    --------      --------    --------
Revenues:
  Software license fees                             $ 36,240    $ 36,611      $157,402    $146,825
  Maintenance fees                                    21,714      20,447        88,484      79,187
  Services                                            11,754      14,720        46,898      51,279
                                                    --------    --------      --------    --------
    Total revenues                                    69,708      71,778       292,784     277,291
                                                    --------    --------      --------    --------
Expenses:
  Cost of software license fees                        5,888       6,933        24,996      25,500
  Cost of maintenance and services                    14,272      15,767        57,380      61,350
  Research and development                             9,699       9,588        38,007      35,373
  Selling and marketing                               15,162      13,531        61,109      54,482
  General and administrative                          12,422      14,105        56,478      56,037
  Impairment of goodwill                                   -           -             -       9,290
                                                    --------    --------      --------    --------
    Total expenses                                    57,443      59,924       237,970     242,032
                                                    --------    --------      --------    --------
Operating income                                      12,265      11,854        54,814      35,259
                                                    --------    --------      --------    --------
Other income (expense):
  Interest income                                        536         335         1,762       1,211
  Interest expense                                      (239)       (573)       (1,435)     (2,998)
  Other, net                                            (775)        975         2,294         140
                                                    --------    --------      --------    --------
    Total other income (expense)                        (478)        737         2,621      (1,647)
                                                    --------    --------      --------    --------
Income before income taxes                            11,787      12,591        57,435      33,612
Income tax provision                                  (1,781)     (3,478)      (10,750)    (19,287)
                                                    --------    --------      --------    --------
Net income                                          $ 10,006    $  9,113      $ 46,685    $ 14,325
                                                    ========    ========      ========    ========

Earnings per share information:
  Weighted average shares outstanding:
    Basic                                             37,499      35,739        37,001      35,558
                                                    ========    ========      ========    ========
    Diluted                                           38,285      36,438        38,076      35,707
                                                    ========    ========      ========    ========

  Earnings per share:
    Basic                                           $   0.27    $   0.25      $   1.26    $   0.40
                                                    ========    ========      ========    ========
    Diluted                                         $   0.26    $   0.25      $   1.23    $   0.40
                                                    ========    ========      ========    ========

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